SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant    ☒
Filed by a party other than the Registrant    ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a—6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

Cambrex Corporation
(Name of Registrant as Specified in Its Charter)
________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CAMBREX CORPORATION

March 29, 2010

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Cambrex Corporation. This year’s meeting will be held on April 22, 2010, at 1:00 P.M. at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey. Your Board of Directors and management look forward to greeting personally those stockholders that are able to attend.

At this year’s meeting, you will be asked to (1) elect nine directors; and (2) ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

Sincerely,
/s/ John R. Miller
John R. Miller
Non-Executive Chairman

CAMBREX CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 22, 2010

Notice Is Hereby Given that the 2010 Annual Meeting of Stockholders of Cambrex Corporation (“Company”) will be held at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey on April 22, 2010 at 1:00 P.M. for the following purposes:

 1.             To elect nine (9) directors to hold office until the 2011 Annual Meeting of Stockholders and until their successors shall be elected and qualified;

 2.             To consider and act upon the ratification of the appointment of BDO Seidman, LLP as independent registered public accountants for the fiscal year ending December 31, 2010; and

 3.             To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record of Common Stock of the Company at the close of business on March 15, 2010, will be entitled to vote at the meeting. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at One Meadowlands Plaza, East Rutherford, New Jersey 07073 and will also be available at the Annual Meeting. Stockholders may make arrangements for such inspection by contacting F. Michael Zachara, Vice President, General Counsel & Secretary, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073.

By order of the Board of Directors,
/s/ F. Michael Zachara
F. Michael Zachara,
Secretary

March 29, 2010

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT.
PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND PROMPTLY
RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

CAMBREX CORPORATION

2010 ANNUAL MEETING OF
STOCKHOLDERS
PROXY STATEMENT

PROXY SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambrex Corporation (“Cambrex” or the “Company”) for use at the 2010 Annual Meeting of Stockholders to be held on April 22, 2010, and at any adjournment of the meeting. The address of the Company’s principal executive office is One Meadowlands Plaza, East Rutherford, New Jersey 07073. This Proxy Statement and the form of proxy are being mailed to stockholders commencing on or about March 29, 2010.

The costs of soliciting proxies will be borne by the Company. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners, and their reasonable expenses therefore will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally, by telephone or electronic mail by the Company’s officers, directors and employees without special compensation for such activities.

REVOCABILITY AND VOTING OF PROXY

A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date or by notifying the Company in writing of such revocation or by a vote in person at the Annual Meeting. The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy. Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon and if no instructions are indicated, will be voted for the election of the nine (9) nominees for director named herein and for the ratification of the appointment of BDO Seidman, LLP as independent registered public accountants for the Company. The Company knows of no reason why any of the nominees named herein would be unable to serve for the terms indicated. In the event, however, that any such nominee should, prior to the election, become unable to serve as a director, unless the Board of Directors decides to decrease the size of the Board, the proxy will be voted for such substitute nominee as the Board of Directors shall propose.

The Board of Directors (“Board”) knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. The Proxy Card conveys discretionary authority to vote on any other matter not presently known by management that may properly come before the Annual Meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

RECORD DATE AND VOTING RIGHTS

The Company has only one class of voting securities, which is the Common Stock, par value $0.10 (“Common Stock”). Only holders of Common Stock of the Company of record at the close of business on March 15, 2010, will be entitled to vote at the meeting. On such record date there were outstanding and entitled to vote 29,319,872 shares of Common Stock and each such share is entitled to one vote.

PRINCIPAL STOCKHOLDERS

The following sets forth information with respect to the only persons of which the Company is aware as of February 15, 2010, who may be deemed to beneficially own more than 5% of the outstanding Common Stock of the Company:

Name and Address	Number of Shares Beneficially Owned(1)		Percent of Class(2)

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,444,458	(3)	8.35%

Royce & Associates, LLC 745 Fifth Avenue New York, New York 10151	2,218,763	(4)	7.58%

Snyder Capital Management, L.P. Snyder Capital Management, Inc. One Market Plaza Steuart Tower, Suite 1200 San Francisco, CA 94105	2,089,174	(5)	7.10%

Wentworth, Hauser & Violich, Inc. 301 Battery Street, Suite 400 San Francisco, CA 94111-3203	1,875,456	(6)	6.40%

Neuberger Berman Inc. Neuberger Berman, LLC 605 Third Avenue New York, NY 10158	1,562,759	(7)	5.34%

Bank of America Corporation 100 North Tryon Street Floor 25 Bank of America Corporate Center Charlotte, NC 28255	1,472,011	(8)	5.00%

(1)
Unless otherwise indicated (a) share ownership is based upon information furnished to the Company as of February 15, 2010, by the beneficial owner and (b) each beneficial owner has sole voting and investment power with respect to the shares shown.

(2)
For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of 29,319,872 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2010.

(3)
Based on information as of December 31, 2009, obtained from a Schedule 13G filed with the SEC on or about January 20, 2010, by BlackRock, Inc. (“BlackRock”). The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in BlackRock’s Schedule 13G.

(4)
Based on information as of December 31, 2009, obtained from a Schedule 13G filed with the SEC on or about January 22, 2010, by Royce & Associates, LLC (“Royce”). The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Royce’s Schedule 13G.

(5)
Based on information as of December 31, 2009, obtained from a Schedule 13G filed with the SEC on or about February 12, 2010, by Snyder Capital Management, L.P. (“SCMLP”) and Snyder Capital Management, Inc. (“SCMI”). The foregoing information has been included solely in reliance upon, and without independent investigation of the disclosures contained in SCMLP’s and SCMI’s Schedule 13G.

(6)
Based on information as of December 31, 2009, obtained from a Schedule 13G filed with the SEC on or about February 16, 2010, by Wentworth, Hauer & Violich, Inc. (“Wentworth”). The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Wentworth’s Schedule 13G.

(7)
Based on information as of December 31, 2009, obtained from a Schedule 13G filed with the SEC on or about February 16, 2010, by Neuberger Berman Group LLC and Neuberger Berman, LLC (“Neuberger”). The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Neuberger’s Schedule 13G.

(8)
Based on information as of December 31, 2009, obtained from a Schedule 13G filed with the SEC on or about January 28, 2010, by Bank of America Corporation, Bank of America, N.A., Columbia Management Advisors, LLC, Banc of America Investment Advisors, Inc., IQ Investment Advisors LLC and Merrill Lynch, Pierce, Fenner & Smith, Inc. under a Joint Filing Agreement in accordance with Rule 13d-a(k)(1) (“BOA”). The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in BOA’s Schedule 13G.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table gives information concerning the beneficial ownership of the Company’s Common Stock on February 15, 2010, by (i) each nominee for election as a director, (ii) each of the “named executive officers” set forth in the Summary Compensation Table (below) and (iii) all directors and executive officers of the Company as a group.
Beneficial Owners	Shares Beneficially Owned(1)		Percent of Class(2)
David R. Bethune	12,847	(3)	*
Rosina B. Dixon, M.D.	33,693	(4)	*
Roy W. Haley	77,817	(5)	*
Kathryn Rudie Harrigan	38,532	(6)	*
Leon J. Hendrix, Jr.	86,964	(7)	*
Ilan Kaufthal	112,455	(8)	*
Steven M. Klosk	277,524	(12)	*
William B. Korb	75,352	(9)	*
John R. Miller	29,120	(10)	*
Peter Tombros	53,924	(11)	*
Aldo Magnini	46,292	(13)	*
Paolo Russolo	125,929	(14)	*
Gregory P. Sargen	96,943	(15)	*
F. Michael Zachara	16,250	(16)	*
All Directors and Executive Officers as a Group (14 Persons)	1,083,642	(17)	3.70%

*	Beneficial Ownership is less than 1% of the Common Stock outstanding
(1)
Except as otherwise noted, reported share ownership is as of February 15, 2010. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock he or she beneficially owns.

(2)
For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 29,319,872 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2010, and (ii) all shares of Common Stock subject to stock options which are held by such beneficial owner and are exercisable within 60 days of February 15, 2010.

(3)	The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company’s 1998 and 2004 stock option Plans and 1,356 restricted stock units.
(4)	The number of shares reported includes 12,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans and 1,356 restricted stock units.
(5)
The number of shares reported includes 16,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans, 1,356 restricted stock units and 54,970 share equivalents held at February 15, 2010, in the Company’s Directors’ Deferred Compensation Plan.

(6)	The number of shares reported includes 10,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans and 1,356 restricted stock units.
(7)
The number of shares reported includes 16,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans, 1,356 restricted stock units and 56,617 share equivalents held at February 15, 2010, in the Company’s Directors’ Deferred Compensation Plan.

(8)	The number of shares reported includes 16,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans and 1,356 restricted stock units.
(9)
The number of shares reported includes 16,000 shares issuable upon exercise of options granted under the Company’s 1994, 1996, 1998, 2001 and 2004 stock option Plans, 1,000 shares held by a family member for which beneficial ownership of such shares is disclaimed, 1,356 restricted stock units and 39,960 share equivalents held at February 15, 2010, in the Company’s Directors’ Deferred Compensation Plan.

(10)	The number of shares reported includes 16,000 shares issuable upon exercise of options granted under the Company’s 1996, 1998, 2001 and 2004 stock option Plans and 1,356 restricted stock units.
(11)
The number of shares reported includes 14,000 shares issuable upon exercise of options granted under the Company’s 1996, 1998, 2001 and 2004 stock option Plans, 1,356 restricted stock units and 31,077 share equivalents held at February 15, 2010, in the Company’s Directors’ Deferred Compensation Plan.

(12)
The number of shares reported includes 106,000 shares issuable upon exercise of options granted under the Company’s Stock Option Plans, 29,876 restricted stock units and 49,121 share equivalents held at February 15, 2010, in the Company’s Deferred Compensation Plan.

(13)	The number of shares reported includes 11,750 shares issuable upon exercise of options granted under the Company’s Stock Option Plans and 24,314 restricted stock units.
(14)	The number of shares reported includes 53,125 shares issuable upon exercise of options granted under the Company’s Stock Option Plans and 30,738 restricted stock units.

(15)	The number of shares reported includes 31,125 shares issuable upon exercise of options granted under the Company’s Stock Option Plans and 32,396 restricted stock units.
(16)	The number of shares reported includes 6,250 shares issuable upon exercise of options granted under the Company’s Stock Option Plans.
(17)
The number of shares reported includes 330,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days, 130,528 restricted stock units, 194,169 share equivalents held at February 15, 2010, in the Director’s Deferred Compensation Plan and 49,121 share equivalents held at February 15, 2010, in the Company’s Deferred Compensation Plan. Shares held by immediate family members are not included and beneficial ownership of such shares is disclaimed.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Directors elected at this Annual Meeting shall hold office until the first annual meeting of stockholders following their election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal. That being the case, at this Annual Meeting nine (9) directors will be elected to hold office until the 2011 Annual Meeting and until their successors shall be elected and qualified. Each of the nominees has consented to serve as a director if elected. To be elected, each nominee for director requires a majority of the votes cast.

For purposes of electing directors, a “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. The Governance Committee has established procedures under which any director who is not elected (because the number of votes cast against such director’s candidacy exceed the number of votes cast in favor of that candidacy) shall offer to tender his or her resignation to the Board. In such case, the Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

An uncontested election of directors is no longer considered a “routine” item under the New York Stock Exchange rules. As a result, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted. Abstentions and broker non-votes will not be counted in connection with the election of directors. The following sets forth with respect to the nine persons who have been nominated by the Board for election at this Annual Meeting certain information concerning their positions with the Company and principal outside occupations and other directorships held. Except as otherwise disclosed herein, none of the corporations or organizations listed below is a parent, subsidiary or other affiliate of the Company.

The Board of Directors recommends a vote FOR the election of the nine (9) Nominees named below.

Nominees for Election to Serve as Directors Serving
until the 2011 Annual Meeting

The Company’s Corporate Governance Guidelines establish criteria for membership on the Board of Directors. Under these criteria, the Governance Committee seeks to identify a diverse group of candidates for the Board. These candidates should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. In evaluating candidates, the Committee selects nominees with a broad diversity of experience, profession, skills, geographic representations and backgrounds. The skills and backgrounds of the nominees should include, among other things, experience in making decisions, a track record of competent judgment, the ability to function rationally and objectively and experience in different businesses and professions. The Committee does not assign specific weight to particular criteria and not all criteria apply to every candidate. The Board believes that as a group the Board consists of a sufficiently diverse group in terms of experience, knowledge and abilities to allow the Board to fulfill its responsibilities to the stockholders and the Company. Based on the experiences, attributes and skills of each of the Board’s nominees set forth below, which exemplify the sought-after characteristics described above, the Board has concluded that each nominee possesses the appropriate qualifications to serve as a director of the Company.

David R. Bethune (age 69). Director since 2005. Member of the Compensation and Governance Committees of the Board of Directors. Retired Chairman and Chief Executive Officer of Zila, Inc., a specialty pharmaceutical company focused on the prevention and treatment of oral cancer, where he had been a director from 2005 to 2009 and Chief Executive Officer from April 2008 to October 2009. He was appointed chairman of the board on May 21, 2007. Mr. Bethune is also retired Chairman and Chief Executive Officer of Atrix Laboratories, a drug delivery and product development company and was a director of that company for ten years. Prior to Atrix Laboratories, he was President and Chief Operating Officer of IVAX Corporation, a pharmaceutical company. Before joining IVAX, he began a start-up pharmaceutical company venture formed by Mayo Medical Ventures, a business unit of Mayo Clinics of Rochester. He previously served as group Vice President and a member of the Executive Committee of American Cyanamid Company where he had executive authority for human biologicals, consumer health products, pharmaceuticals and ophthalmics as well as global medical research. He was also President of the Lederle Laboratories Division of American Cyanamid Company and President of GD Searle’s North American operations in the 1980’s. He currently serves as a Board Member of the Female Health Company.

As the former Chief Executive Officer of Zila, Inc. and Atrix Laboratories and former Chief Operating Officer of Ivax Corp., Mr. Bethune brings to the Board considerable management and operational experience as well as extensive knowledge in the development of pharmaceutical formulations, API's as well as generic pharmaceutical production and marketing. In addition, Mr. Bethune gained a vast understanding of the role of the Board of Directors during his tenure on the Boards of Zila, Inc. and Atrix Laboratories.

Rosina B. Dixon, M.D. (age 67). Director since 1995. Chairperson of the Compensation Committee and Member of the Regulatory Affairs Committee of the Board of Directors. Dr. Dixon has been Senior Director, Global Pharmacovigilance and Epidemiology at Sanofi-Aventis, Bridgewater, NJ since September 2006. From May 1986 to September 2006 she was a consultant to the pharmaceutical industry. Dr. Dixon previously served as Vice President and Secretary of Medical Market Specialties Incorporated, as well as a member of its Board of Directors. She was also previously Medical Director, Schering Laboratories, Schering-Plough Corporation. Prior to that, Dr. Dixon was Executive Director Biodevelopment, Pharmaceuticals Division, CIBA-GEIGY Corporation. Dr. Dixon has been a member of the Board of Directors of Church & Dwight Co., Inc. since 1979.

As Senior Director, Global Pharmacovigilance and Epidemiology at Sanofi-Aventis, Dr. Dixon has a unique perspective to offer the Company on a variety of issues relating to worldwide utilization, development, and production of APIs. Dr. Dixon has also gained a wealth of knowledge regarding drug compounds and the pharmaceuticals business during her years as a consultant in the industry and while employed by Schering-Plough Corporation and CIBA-GEIGY. With over 30 years of service on the Board of Directors of Church & Dwight Co., Inc., Dr. Dixon has valuable experience with the issues facing a Board of Directors.

Kathryn Rudie Harrigan (age 59). Director since 1994. Member of the Audit Committee of the Board of Directors. In 1993, Dr. Harrigan became the first Henry R. Kravis Professor of Business Leadership at Columbia University Business School. Dr. Harrigan was previously Professor, Management Division of the Columbia University Business School and Academic Director of the Jerome A. Chazen Institute for International Business at Columbia University. Dr. Harrigan is a founding member of the Strategic Management Society. She has taught in several executive development programs for Columbia Business School, for Management Centre Europe (London and Brussels), Frost & Sullivan (London and Frankfurt), and Business Week Executive Programs (Amsterdam and several U.S. cities). She has taught in the Executive MBA Programs of Seoul National University, Ben Gurion University, St. Gallen University (Switzerland), and the Indian Institute of Planning and Management (India). In 1989, Dr. Harrigan was elected a Fellow of the Academy of Management and has served on its Board of Governors as well as the Advisory Board of Ronin Development Corporation. She has written for and has served on the Board of Editors of various journals including the Strategic Management Journal, Academy of Management Review (Consulting Editor), Academy of Management Journal, Columbia Journal of World Business, Academy of Management Executive, Journal of Business Strategy, and Journal of Engineering and Technology Management.

Dr. Harrigan’s significant academic experiences include educating graduate level students in international and domestic business at top tier business schools and teaching executive development programs in several U.S. cities, the UK, Germany, Switzerland, and India, and earned her the distinction of being named the first Henry R. Kravis Professor of Business Leadership at Columbia University Business School. The depth and breadth of Dr. Harrigan’s exposure to complex business issues worldwide makes her a skilled advisor.

Leon J. Hendrix, Jr. (age 68). Director since 1995. Chairman of the Governance Committee and Member of the Compensation Committee of the Board of Directors. Mr. Hendrix retired as Chairman of Remington Arms Co. in May 2007. He was Chairman of Remington Arms Co. since December 1997 and from December 1997 until April 1999 he was also Chief Executive Officer. From 1993 to 2000, Mr. Hendrix was a Principal of Clayton, Dubilier & Rice, Inc., a private investment firm. Prior thereto, Mr. Hendrix was with Reliance Electric Company, a manufacturer and seller of industrial and telecommunications equipment and services. Since 1973, he held a series of executive level positions with Reliance Electric Company, most recently as Chief Operating Officer and was a member of the Board of Directors since 1992. Mr. Hendrix is a member of the Board of Directors of Keithley Instruments, Inc. He is also a Member and Past Chairman of the Clemson University Board of Trustees.

Having been the Chief Executive Officer of Remington Arms Co. and holding a series of executive level positions including Chief Operating Officer at Reliance Electric Company, Mr. Hendrix has extensive business experience. In addition, Mr. Hendrix’s position as a Principal of Clayton, Dubilier & Rice, Inc. has provided him significant experience in dealing with financial matters and his positions on the Boards of Reliance, Keithly Instruments, Inc. and the Clemson University Board of Trustees have provided him valuable insight into the role of the Board of Directors.

Ilan Kaufthal (age 62). Director since formation of the Company in 1983. Member of the Regulatory Affairs Committee of the Board of Directors. Mr. Kaufthal is currently Senior Advisor at Irving Place Capital, a private equity firm. He was Vice Chairman of Investment Banking at Bear, Stearns & Co. Inc. until June 2008. Prior to joining Bear, Stearns & Co. Inc., Mr. Kaufthal was with Schroder & Co. Incorporated as Vice Chairman and head of mergers and acquisitions for thirteen years. Prior thereto, he was with NL Industries, Inc., a firm in the chemicals and petroleum services businesses, as its Senior Vice President and Chief Financial Officer.

With his extensive background in the investment banking community coupled with his business experience as the Chief Financial Officer of NL Industries, Mr. Kaufthal brings a unique perspective to the Board of Directors. Mr. Kaufthal’s extensive investment banking experience makes him an invaluable advisor particularly in the context of merger and acquisition activities.

Steven M. Klosk (age 53). Director since 2008. In May 2008 Mr. Klosk was appointed President and Chief Executive Officer of Cambrex and became a member of the Board of Directors. He was appointed Executive Vice President and Chief Operating Officer of Cambrex in February 2007 and assumed the responsibility of the Pharma business as Executive Vice President and Chief Operating Officer–Biopharma & Pharma in August 2006. He assumed direct responsibility for the leadership of the Biopharmaceutical Business Unit as Chief Operating Officer in January 2005. Mr. Klosk joined Cambrex in October 1992 as Vice President-Administration. He was appointed Executive Vice President-Administration in October 1996 and was promoted to the position of Executive Vice President, and Chief Operating Officer for the Cambrex Pharma and BioPharmaceutical Business Unit in October 2003. From 1988 until he joined Cambrex, Mr. Klosk was Vice President, Administration and Corporate Secretary for The Genlyte Group, Inc. From 1985 to 1988, he was Vice President, Administration for Lightolier, Inc., a subsidiary of The Genlyte Group, Inc. Mr. Klosk currently serves on the Board of Directors of NPS, a privately held packaging company, and the Foundation Board for St. Joseph’s Hospital in Paterson, New Jersey.

Having served in a variety of increasingly senior positions, including President and Chief Executive Officer at the Company, Executive Vice President-Administration and Chief Operating Officer, Mr. Klosk has a unique perspective on the day-to-day operations and strategic development of Cambrex. In these positions, Mr. Klosk has been responsible for both the operations of the Company and the overall human resources decisions giving him insight into the talent management process as well as the business and operational functions of the organization.

William B. Korb (age 69). Director since 1999. Member of the Audit and Chairman of the Regulatory Affairs Committees of the Board of Directors. Mr. Korb was Director, President and Chief Executive Officer since 1987 of Marconi Commerce Systems, Inc., formerly Gilbarco Inc., prior to his retirement on March 1, 2001. Prior to joining Gilbarco, the world’s leading gasoline pump and dispenser manufacturing company, he was an Operating Vice President of Reliance Electric Company, a position he held from 1979 to 1987. Mr. Korb currently serves on the Board of Premier Farnell plc.

Mr. Korb has extensive business experience including seven years as a Director of Premier Farnell plc, over a year as Director, President and Chief Executive Officer of Marconi Commerce Systems, Inc., fourteen years as Director, President and Chief Executive Officer of Gilbarco and twenty-five years in management positions with increasing responsibility at Reliance Electric Company. This experience provides him with a strong background in dealing with financial and operational issues at large corporations.

John R. Miller (age 72). Director since 1998. Non-Executive Chairman of the Board of Directors and Member of the Compensation and Governance Committees. Mr. Miller also serves as Non-Executive Chairman of the Board of Graphic Packaging Holding Company, a global paperboard and packaging company. He is a Director of Eaton Corporation, a global diversified industrial manufacturer, and BlackLight Power, Inc., a research company devoted to developing a new energy source through hydrogen chemistry. Mr. Miller is also former Non-Executive Chairman of SIRVA, Inc., a provider of moving and relocation services, and past Director and Chairman of the Federal Reserve Bank of Cleveland. Mr. Miller served with The Standard Oil Company as a Director, President and Chief Operating Officer from 1980 until 1986.

With his many years of experience serving on the Boards of Directors of a number of public and private companies combined with his experience on the Board of the Federal Reserve Bank of Cleveland and as a senior officer at The Standard Oil Company, Mr. Miller is a seasoned executive with extensive leadership and Board-level background. In addition, Mr. Miller serves as the Non-Executive Chairman of Graphic Packaging Holding Company and has served as the Non-Executive Chairman of SIRVA, Inc. experience that positions him well to act as our Non-Executive Chairman.

Peter Tombros (age 67). Director since 2002. Member of the Audit and Governance Committees of the Board of Directors. Mr. Tombros is Professor, Distinguished Executive in Residence, Eberly College of Science BS/MBA Program, Pennsylvania State University. He is former Chairman of the Board and Chief Executive Officer of VivoQuest, a private biopharmaceutical company from 2001 until 2005. He served as President and Chief Executive Officer from 1994 to 2001 of Enzon Pharmaceuticals. Before joining Enzon Pharmaceuticals, Mr. Tombros spent 25 years with Pfizer, Inc. as Vice President of Marketing, Vice President Corporate Strategic Planning, Senior Vice President and General Manager and as Executive Vice President of Pfizer Pharmaceuticals, Inc. Mr. Tombros is Director and Non-Executive Chairman of the Board of Directors of NPS Pharmaceuticals.

Mr. Tombros has broad operating and board experience in the pharmaceutical industry including big pharma, biotechnology, specialty pharma, generic pharma and clinical research organizations. Mr. Tombros has served on eight different public company boards. He has been both a member and chair of every type of board committee including audit, compensation, governance and special committees among others. He has also served as Non-Executive Chairman of three of those public company boards. This unique combination of executive operating experience, public board experience, and academic perspective make him a tremendous asset in assessing financial and strategic issues facing the company and providing valued advice to the Company, the Board and its committees.

Company Policies and Procedures related to Review, Approval and Ratification of Transactions with Related Persons

Pursuant to the Company’s Corporate Governance Guidelines, the Board expects Cambrex directors, officers and employees to act ethically at all times and to adhere to the Company’s Code of Business Conduct and Ethics, including the Company’s policies on Business Conduct and Ethics and Conflicts of Interest. A “conflict of interest” occurs when an individual’s personal interests interfere in any way (or even appear to interfere) with the interests of the Company. A conflict situation can arise when a director takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when a director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

A potential conflict of interest with respect to a proposed transaction is required to be reported to the Company’s General Counsel, Chief Executive Officer and the Board’s Governance Committee. The Governance Committee will evaluate the circumstances surrounding the potential conflict of interest and recommend action to the full Board, which will consider any such recommendation. The Board is responsible for the ultimate determination as to whether the transaction giving rise to the potential conflict of interest can proceed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership and transactions in the Company’s securities with the Securities and Exchange Commission and the New York Stock Exchange. Such directors, executive officers and ten percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representation from certain of the Company’s directors and executive officers that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during the 2009 fiscal year with the exception of initial Section 16(a) filing for Aldo Magnini, Managing Director, Cambrex Profarmaco, which was inadvertantly not filed upon Mr. Magnini being identified as an executive officer in 2009. Mr. Magnini has not bought or sold any shares of Common Stock since being identified as an executive officer of the Company and all required Section 16(a) filings for Mr. Magnini have now been filed.

CORPORATE GOVERNANCE

The Board is responsible for directing the management of the business and affairs of the Company. The Board holds regular meetings five times each year and holds additional special meetings as necessary. During 2009 the Board held five meetings. Pursuant to Cambrex’s Corporate Governance Guidelines, directors are expected to attend board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board recognizes that occasional meetings may need to be scheduled on short notice when the participation of a director is not possible and that conflicts may arise that may prevent a director from attending a regularly scheduled meeting. The Board expects, however, that each director will make every reasonable effort to keep absences to a minimum. Although participation by telephone conference or other communications equipment is allowed, personal attendance is encouraged. Each incumbent director attended at least 75% of the aggregate of the total number of Board meetings and committee meetings, as applicable in 2009 except Mr. Bethune who attended 58%. Nine of the ten directors attended the Company’s annual meeting of stockholders in April of 2009.

Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that all of the directors, other than Steven M. Klosk, are independent from our management under the standards set forth in the Company’s Independence Standards for Directors, which was adopted by the Board in January 2004 and is available on the Company’s website (www.cambrex.com). This means that none of the independent directors have any direct or indirect material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. As a result, the Company has a majority of independent directors on our Board as required by the listing standards of the New York Stock Exchange. The Board of Directors has also adopted the Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer, the Chief Financial Officer and the principal accounting officer. This policy can also be found on the Company’s website (www.cambrex.com).

Non-management directors have regularly scheduled executive sessions in which they meet without the presence of members of management. These executive sessions occur before or after each regularly scheduled meeting of our Board and may also occur in conjunction with special meetings. John R. Miller leads these executive sessions as Non-Executive Chairman of the Board of Directors.

Board Leadership Structure

From formation of the Company in 1983 until 2008, the positions of Chairman of the Board and Chief Executive Officer were held by the same person. In 2008, the Board reassessed its structure upon a change in the Chief Executive Officer of the Company. Consequently, on May 14, 2008, the Board resolved to separate the role of Chairman and Chief Executive Officer in order to enhance independent Board leadership and overall corporate governance at the Company. Since July 1, 2008, John R. Miller has held the title of Non-Executive Chairman of the Board.

Risk Oversight

The role of the Board in managing risk at the Company is to have ultimate oversight for the risk management process. Management has day-to-day responsibility for the identification and control of risk facing the Company including timely identifying, monitoring, mitigating and managing those risks that could have a material impact on the Company. Further, management has the responsibility to report these risks as they arise to the Board and its committees and the Company’s auditors. The Board has delegated certain risk assessment responsibilities to the Audit Committee, the Compensation Committee, the Governance Committee and the Regulatory Affairs Committee. In particular, the Audit Committee focuses on financial risk, including internal controls covering the safeguarding of assets and the accuracy and completeness of financial reporting. The Compensation Committee sets compensation programs for management that take into consideration alignment of management compensation with building shareholder value while avoiding compensation policies that reward excessive risk taking. The Governance Committee oversees the annual Board self-evaluation and director nomination process in order to ensure a diverse and well balanced Board and provides input to the Board related to the make-up of the Company’s senior management team. Finally, the Regulatory Affairs Committee manages risk related to regulatory compliance and provides oversight with regard to the Company’s compliance with regulatory requirements including Food and Drug and Drug Enforcement Agency requirements, environmental, safety and health requirements at all of its manufacturing facilities as well as regulatory public policy issues facing the Company. These Committees meet regularly and report their findings to the Board throughout the year. The Company also maintains insurance policies that would reimburse the Company for a wide range of potential losses that the Company could incur in due course. The Company regularly reviews the levels, terms and conditions of this coverage to ensure they are adequate given the nature and size of the Company operations. Management periodically reports to the Audit and Regulatory Affairs Committees regarding the review of the Company’s insurance coverage.

Shareholder Communications with our Board

The Company is committed to providing stockholders and other interested persons with an open line of communication for bringing issues of concern to the Company’s non-management directors. In January 2004, the Board approved the following process by which such communications may be made and for handling any such communications received by the Company:

Any stockholder or interested person may communicate with the Company’s non-management directors as a group by sending a communication to the Board of Directors, c/o Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073. All communications will be reviewed by the Company’s Corporate Secretary who will send such communications to the non-management directors unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the function of the Board or its Committees, or relates to insignificant matters that do not warrant the non-management directors’ attention or is not otherwise appropriate for delivery to the non-management directors.

The non-management directors who receive such communication will have discretion to determine the handling of such communication, and if appropriate, respond to the person sending the communication, and disclosure, which shall be consistent with the Company’s policies and procedures and applicable law regarding the disclosure of information.

The Board has established four standing committees: the Regulatory Affairs Committee, the Governance Committee, the Audit Committee and the Compensation Committee. Each committee has a charter that has been adopted by such committee and approved by the Board. Printable versions of the charters of such Committees as well as the Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website (www.cambrex.com), under the “Governance” link of the “Investors” section. The Company will also provide any of the foregoing information in print without charge upon written request to the Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073.

REGULATORY AFFAIRS COMMITTEE
William B. Korb, Chairperson
Rosina B. Dixon, M.D.
Ilan Kaufthal

Regulatory Affairs Committee

The Regulatory Affairs Committee, comprised of three non-management directors, oversees the Company’s compliance with various Food and Drug and Drug Enforcement Agency regulatory requirements and environmental, health and safety affairs. Each year the Regulatory Affairs Committee develops a calendar-year annual schedule for the coming year. The Chair reports the Regulatory Affairs Committee’s actions and recommendations to the full Board following each Regulatory Affairs Committee meeting. The Regulatory Affairs Committee held four meetings during 2009.

GOVERNANCE COMMITTEE
Leon J. Hendrix, Jr., Chairperson
David R. Bethune
John R. Miller
Peter G. Tombros

Governance Committee

The Governance Committee, comprised of four independent directors as defined by the rules and regulations of the Securities and Exchange Commission (“SEC”), the listing standards of the New York Stock Exchange and the Company’s Independence Standards for Directors, is responsible for, among other things, (i) reviewing the composition of the Board to assure that the proper skills and experience are represented on the Board, (ii) identifying candidates qualified to become Board members, and recommending to the Board the nominees to stand for election as directors to the Board at Annual Stockholder Meetings and candidates for newly created directorships and vacancies on the Board, (iii) overseeing the annual evaluation of the Board and management and (iv) developing and reviewing corporate governance principles and recommending changes as necessary. The Charter of the Governance Committee has been adopted by the Committee and approved by the Board. Each year the Governance Committee develops a calendar-year annual schedule for the coming year. The Chair reports the Governance Committee’s actions and recommendations to the full Board following each Governance Committee meeting. The Governance Committee held two meetings in 2009.

Consideration of Director Nominees

Director Qualifications

The Company’s Corporate Governance Guidelines set forth Board membership criteria. As described above, under these criteria, the Committee seeks to identify a diverse group of candidates for the Board who possess the highest personal and professional ethics, integrity and values and are committed to representing the long-term interests of the stockholders. The Committee conducts an annual review of the Corporate Governance Guidelines and a self-assessment of the Board. As part of such review, if necessary, the Committee has the discretion to recommend to the Board a modification to the Board membership criteria and make up.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Cambrex Board. Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director’s service on the Cambrex Board.

Identifying and Evaluating Nominees for Directors

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, and the Governance Committee concludes that the vacancy should be filled, it will consider various candidates for the vacancy. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. The Governance Committee also considers properly submitted stockholder nominations for candidates for the Board. In addition to the standards and qualifications set out in the Company’s Corporate Governance Guidelines, the Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or other expertise and the evaluations of other prospective nominees. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether or not the nominee is recommended by a stockholder.

Stockholder Nominees

The Governance Committee will consider nominees recommended by stockholders. Such recommendations for the 2011 Annual Meeting should be sent to the Corporate Secretary of the Company not later than January 22, 2011, and should include such information as specified in the Company’s By-Laws. Nominees recommended by stockholders receive the same consideration as any other proposed nominees.

AUDIT COMMITTEE
Roy W. Haley, Chairperson
Kathryn Rudie Harrigan
William B. Korb
Peter G. Tombros

Audit Committee

The Audit Committee consists of four independent directors. The Board has determined that each member of the Audit Committee is (i) independent within the meaning of the rules and regulations of the SEC, the New York Stock Exchange ("NYSE") listing standards and the Company’s Independence Standards for Directors; and (ii) satisfies the financial literacy requirements of the NYSE listing standards. Further, the Board has determined that at least one member of the Audit Committee satisfies the financial expertise requirements of the NYSE listing standards. The Board has also determined that Mr. Roy Haley, Audit Committee Chairperson, is an Audit Committee Financial Expert, as that term is defined by current SEC rules.

The role of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the Company’s financial reporting process; (ii) the Company’s systems of internal accounting and financial controls; (iii) the annual independent audit of the Company’s financial statements; (iv) the independent registered public accountant’s qualifications and independence; and (v) the Company’s compliance with legal and regulatory requirements. The Audit Committee’s role is one of oversight and it recognizes that the Company’s Management is responsible for preparing the Company’s financial statements and that the Company’s independent registered public accountants are responsible for auditing those financial statements.

Each year the Audit Committee develops a calendar-year annual schedule for the coming year. The Chair reports the Audit Committee’s actions and recommendations to the full Board following each Audit Committee meeting. The Audit Committee met seven times in 2009. The Audit Committee met individually with Management, with BDO Seidman, LLP (“BDO”), the Company’s independent registered public accountants, and with the Company’s outsourced internal auditors, as appropriate.

The Audit Committee reviewed and had discussions with Company Management and BDO regarding the quarterly and annual financial statements, including a discussion of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and had discussions with BDO regarding the matters required to be discussed by Statement of Auditing Standards No. 61. Further, the Audit Committee received the written disclosures and the letter from BDO required by Public Company Accounting Oversight Board Rule 3526 (Independence Discussions with Audit Committees) and has discussed such disclosures and letter with representatives of BDO regarding its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

COMPENSATION COMMITTEE
Rosina B. Dixon, M.D., Chairperson
David R. Bethune
Leon J. Hendrix, Jr.
John R. Miller

Compensation Committee

The Compensation Committee, comprised of four independent directors, conducts reviews of the Company’s general and executive compensation policies and strategies and oversees and evaluates the Company’s overall compensation structure and programs. The Board has determined that each member of the Compensation Committee is (i) independent within the meaning of the rules and regulations of the SEC, the New York Stock Exchange listing standards and the Company’s Independence Standards for Directors; and (ii) is a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended ( “IRC” or “Internal Revenue Code”). Each year the Compensation Committee develops a calendar-year annual schedule for the coming year. The Chair reports the Compensation Committee’s actions and recommendations to the full Board following each Compensation Committee meeting. The Compensation Committee held five meetings during 2009.

The Compensation Committee’s role is to work with executive management in developing a compensation philosophy. The Compensation Committee determines compensation for the President and Chief Executive Officer and reviews and approves compensation and bonus programs for all senior executives. Compensation recommendations for senior executives other than the President and Chief Executive Officer are initiated by the President and Chief Executive Officer for discussion and decision by the Committee. The Compensation Committee also oversees the Company’s general employee benefit programs, including the Company’s employee equity plans. The Compensation Committee also annually conducts a self-evaluation of its own performance for the prior year in order to encourage continuous improvement. For its self-evaluation the Compensation Committee referred to materials provided by the Governance Committee. The Compensation Committee conducts these reviews annually.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2009 were Rosina B. Dixon, David R. Bethune, Leon J. Hendrix, Jr. and John R. Miller, each of whom is a non-employee independent director. No member of the Compensation Committee had any direct or indirect material interest in a transaction of Cambrex or a business relationship with Cambrex, in each case that would require disclosure under Item 407 of Regulation S-K or any other rules or regulations of the SEC.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of our executive compensation program and compensation decisions made for the fiscal year ended 2009. This discussion relates to the executive officers named in the Summary Compensation Table on page 16. We refer to these officers as the “Named Executive Officers.”

The following discussion includes statements regarding performance targets with respect to our executive compensation program. These targets and goals are disclosed in the limited context of Cambrex’s compensation programs and should not be interpreted to be statements of management’s expectations or estimates of results or other guidance. Cambrex specifically cautions investors not to apply these statements to other contexts.

Objectives of our Executive Compensation Program

The objectives of our Executive Compensation Program are as follows:

●
Competitive Compensation Package - We seek to attract, motivate and retain high-quality executives with the requisite skills and abilities to enable the Company to achieve superior results. We also look to provide incentive opportunities that are competitive in the markets for talent in which Cambrex participates.

●	Rewarding Performance - Our compensation program is intended to be commensurate with the financial goals of Cambrex and the executive’s contributions to the accomplishment of those goals.
●
Aligning the interests of our executives with those of our shareholders - A significant portion of our compensation program is in the form of equity-based compensation. This serves to tie the interests of our executives with those of Cambrex’s shareholders.

How our Compensation Program was Established

Compensation and Benefits Committee, Consultants, and Management – The Compensation Committee determines compensation for the President and Chief Executive Officer and reviews and approves compensation for all senior executives. Compensation recommendations for senior executives other than the President and Chief Executive Officer are initiated by the President and Chief Executive Officer for discussion and decision by the Committee. The Committee may, in its discretion, increase or decrease awards and may alter the balance between the cash and equity portions of certain awards. Finally, the Committee also reviews other elements of executive compensation, including retirement benefits, perquisites and change of control arrangements, on a regular basis. Each of these is discussed below.

In assembling up-to-date internal compensation information, the Committee is assisted by the Company’s human resources department. In addition, the Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion. On occasion the Compensation Committee seeks the input of outside compensation consultants. During fiscal year 2009, the Compensation Committee received advice from James F. Reda & Associates, LLC, an independent compensation consultant, to aid in compensation decisions regarding senior management. James F. Reda & Associates, LLC did not provide any other services to Cambrex during fiscal year 2009.

Compensation & Benefit Program Features – The Chief Executive Officer, Chief Financial Officer, and human resources department are responsible for recommending the key elements of our compensation program. The recommendations are then reviewed and, if satisfactory, approved by the Compensation Committee. The goal of our compensation program is to promote a pay-for-performance philosophy that aligns itself with the interests of our shareholders. In structuring the 2009 compensation program, the Committee, with the help of our Chief Executive Officer, Chief Financial Officer, the human resources department and the compensation consultant, considered key financial metrics and executive compensation market practices in general and at selected peer companies.

The Company sought to fulfill financial goals in 2009 as they relate to our compensation program through three key compensation elements:

●	Base Salary
●	Annual Incentive Award
The incentive award is contingent on the achievement of certain financial metric(s) determined in advance by the Committee.

●	Long-Term Equity-Based Compensation, which includes one or more of the following:

Stock Options Awards – vest ratably over four years and the value of which is tied to movements in our stock price.

Restricted Stock Unit Awards – no restricted stock units were awarded to executives in 2009. Annual Incentive Awards pertaining to 2009 financial and operating performance were granted in early 2010, and included restricted stock units that vest ratably over a three year period, and become unrestricted three years from the grant date.

Performance Shares – vest over three years dependent on the Company’s level of growth in revenue and EBITDA as compared to an index of peer companies. No Performance Shares were awarded to executives in 2009.

The Committee believes that this combination of base salary, annual incentive award and long-term equity-based compensation is an appropriate and competitive compensation package for our executives based on prevailing market practices. The Committee also feels that the Annual Incentive Award and Long-Term Equity-Based Compensation ties a significant portion of target compensation to financial performance and retention, which the Compensation Committee believes aligns our compensation program with our key strategic goals and the interest of our stockholders.

Peer Group Comparison Data – The Chief Executive Officer, Chief Financial Officer, the compensation consultant, and Compensation Committee compare Cambrex’s executive compensation target amounts to that of a group of select life sciences companies recommended by the external compensation consultant. This peer group consists of the following 15 publicly traded life sciences companies similar in size to Cambrex.

American Vanguard Corp.	Martek Biosciences Corp
AMRI	Nutraceutical Intl Corp.
Balchem Corp.	Par Pharmaceutical Companies, Inc.
Chattem Chemicals, Inc.	Prestige Brands Holdings
Dionex Corp.	QLT Inc.
Gen-Probe Inc.	Reliv International Inc.
Illumina Inc.	Techne Corp.
Viropharma Inc.

Compensation data from the above peer group was analyzed to assist in setting compensation target levels for each of the key elements of our program (salary, annual incentive award and equity-based compensation) and for the combined total of these elements.

Elements of Executive Compensation

Base Salary

Base salary is set to provide a level of compensation that helps attract and retain highly qualified executives. The Committee targets base salary compensation at or near the median base salary of the peer group. While the Committee does not use a scientific formula or methodology to determine increases and decreases to base salaries, the peer group data is considered the key data point. The executive’s effectiveness in his role, the overall nature, level and complexity of his responsibilities, and his tenure in the role are additional subjective factors considered, but no particular weight is assigned to any of these factors.

The Committee approved a base salary increase for Mr. Zachara from $185,000 to $205,000 upon his promotion to Vice President, General Counsel and Corporate Secretary on February 4, 2009.  No other Named Executive Officers received base salary increases during 2009.

Annual Incentive Awards

Each year the Committee, in consultation with the President and Chief Executive Officer and Chief Financial Officer, sets goals and objectives for the Company’s executives. At year-end the attainment of results, measured against the executives’ goals and objectives, is reviewed by the Compensation Committee subsequent to review and recommendation by the President and Chief Executive Officer.

The following table reflects the minimum, target and maximum levels for the various performance metrics used in calculating 2009 incentive awards for Messrs. Klosk, Sargen, Russolo and Magnini:

($ millions)

Performance Metric	Minimum	Target	Maximum	Weight
Revenue	$233.8	$241.0	$253.1	20%
EBITDA	$43.0	$46.3	$49.7	50%
Net Debt	$91.3	$89.6	$84.6	30%

2009 Revenue, EBITDA and Net Debt performance against goals yielded a pay-out of 1.226 times base salary, 70% of which was paid in cash, and 30% of which was paid in the form of restricted stock units vesting over 3 years. The Compensation Committee considered the overall performance of the facility and functions that Messrs. Russolo and Magnini oversaw during the year, and used its discretion to adjust their 2009 annual incentive award to 1.0 times base salary.

For 2010, Messrs. Klosk, Sargen, Russolo and Magnini will participate in an annual incentive award plan under which incentive compensation will be awarded for achieving certain Revenue, EBITDA and Net Debt targets. Revenue growth will be measured as a percentage versus 2009, excluding the impact of foreign exchange. EBITDA is defined as operating profit, plus depreciation and amortization. Net Debt is defined as the average of each quarter’s ending total debt less cash and cash equivalents. The amount of the actual incentive award will be based on a percentage of the Executive’s base salary. At the minimum threshold, up to 50% of base salary could be paid; at the target level, up to 60% of base salary could be paid, and if the improvements meet or exceed the maximum threshold, up to 200% of base salary could be paid. For performance below the minimum threshold, no incentive award will be paid. For performance between thresholds, the award percentage for each metric is interpolated. The annual incentive award for 2010 will be paid entirely in cash.

Long-Term Incentive Awards

An integral part of our compensation program is long-term equity-based compensation. The long-term incentive awards made to the Named Executive Officers consist of restricted stock units and stock options. Awards for 2009 were granted in accordance with the 2009 Long-Term Incentive Plan.

Equity-based compensation furthers a number of our program objectives. Specifically, these long-term incentive grants:

●	align the interests of our executives with those of our shareholders, thereby encouraging the creation of shareholder value;
●	help establish a link between compensation amounts and achievement of performance goals; and
●	allow us to offer a compensation package that is competitive and enhances our ability to attract and retain executive talent.

The Committee targets long-term incentive awards at the median of the peer group for the same or similar position. The Committee does not use a scientific formula or methodology to determine the amount of long-term incentive awards. While the peer group data for the executive’s position is the key factor in determining the amount of long-term incentive awards to be awarded to an executive, the Committee may also consider such subjective factors as the executive’s effectiveness in his role, the amounts of prior awards, the overall nature, level and complexity of his responsibilities, his tenure in the role, and to the extent that it is a limiting factor, the amount of equity incentives (i.e., stock options and restricted stock units) available to be granted under shareholder approved plans.

For stock options granted in 2009, the exercise price was set at the average of the highest and lowest publicly traded share price on the date of the award by the Compensation Committee. These awards vest in equal increments over a four year period (i.e., 25% per year). The Committee granted these awards to provide an incentive linked to shareholder value via the future appreciation of the Company’s stock.

Restricted stock units granted in early 2010, as part of the 2009 annual incentive plan awards, vest ratably over three years, and become unrestricted only at the end of the third year. The Committee granted restricted stock units as a portion of the annual incentive plan as a retention tool and to link executive performance with the interests of our shareholders.

Upon his promotion to Chief Executive Officer in 2008, Mr. Klosk received an award of up to 86,000 performance shares dependent on the Company’s level of revenue and EBITDA growth over the three year period beginning July 1, 2008, as compared to an index of the peer companies listed below. With respect to revenue growth, Mr. Klosk will earn 10,750 shares if the Company performs at the 25th percentile of the peer companies over the three year period, 21,500 shares if it performs at the median and 43,000 shares if it performs at the 75th percentile. With respect to EBITDA, he will earn 10,750 shares if the Company performs at the 25th percentile of the peer companies, 21,500 shares if it performs at the median and 43,000 shares if it performs at the 75th percentile. Should the Company’s performance fall below the 25th percentile for revenue growth or EBITDA growth over the three year period, he will receive zero shares for the respective metric. The maximum award would be 86,000 shares in the event that the Company performed at or above the 75th percentile for both metrics over the three year period.

Peer Companies for Performance Share Index

Dottikon Exclusive Snythesis	AMRI
Dishman Pharmaceuticals and Chemicals Limited	Aceto Corporation
Kendle International Inc.	WuXi AppTec, Inc.
Shasun Chemicals & Drugs Ltd.	Siegfried Ltd.

In 2009, Messrs. Russolo, Magnini and Zachara received long-term incentive awards in the form of stock options. The Compensation Committee deferred making a long-term incentive award to Messrs. Klosk and Sargen pending the Committee’s analysis of an executive compensation evaluation being conducted by James F. Reda & Associates, LLC, the compensation consultant retained by the Compensation Committee.

Pension Plan and SERP

The Company’s qualified non-contributory pension plan ( “Qualified Plan”) has been closed to new hires since January 1, 2003, and effective August 31, 2007, provides no future benefit accruals to participants. Normal retirement age under the Qualified Plan is the later of age 65 or the fifth anniversary of the date on which a participant commences participation in the Qualified Plan. The benefit is 1% of each year’s salary plus 0.6% of the amount above the Social Security wage base for each year. Early retirement is permitted at age 55 and 10 years of eligible service, the benefit being reduced by 6% for each year the retiree is below age 65. Similar amounts are calculated for each year of service and are aggregated to obtain the annual retirement benefit, subject to the limitations imposed by the Internal Revenue Code and related regulations (“Code”). For this purpose, Social Security covered compensation is the 35-year average of the Social Security wage base ending with the year in which the participant reaches age 65.

The Company’s Qualified Plan limited the maximum amount of compensation which could be taken into account for the purposes of calculating the Code limits for benefits. Any compensation received by plan participants which exceeded this amount was not taken into account in the calculation of their benefits under the Qualified Plan. As a result, the Company established a Supplemental Non-Qualified Pension Plan (“SERP”), for certain eligible participants which became effective on January 1, 1994. The SERP was closed to new participants on January 1, 2003. The SERP provides benefits based on compensation levels above the Code maximum compensation level. As stated above, employees hired after December 31, 2002, are not eligible to participate in the Qualified Plan or SERP, and effective August 31, 2007, the Qualified Plan and SERP provide no future benefit accruals to participants.

In July 2008 the Committee amended the SERP effective January 1, 2009, to pay out accrued pension values immediately if the lump sum value was under $10,000 or, if the value was over $10,000, in 10 equal actuarially equivalent installments.

Mr. Klosk is the only Named Executive Officer who participated in the Qualified Plan and SERP.

Savings Plan

The Savings Plan is a tax-qualified retirement savings plan pursuant to which all of Cambrex’s U.S. based employees are able to contribute the lesser of up to 50% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before tax basis. The Company matches 100% of the first 3% of pay that is contributed to the Savings Plan and 50% of the next 3% of pay contributed. All employee contributions to the Savings Plan are fully vested on contribution; the Company match vests in 20% increments over a five year period of employment.

Deferred Compensation Plan

The Company has established a Non-qualified Deferred Compensation Plan for Key Executives, including the Named Executive Officers (“Deferred Plan”). Under the Deferred Plan, officers and key employees may elect to defer all or any portion of their pre-tax annual bonus and/or annual base salary (other than the minimum required Social Security contributions plus $10,000). The deferred amount is invested within the investment options available under the Cambrex Savings Plan. The Deferred Plan is not funded by the Company, but the Company has established a Deferred Compensation Trust Fund to protect the account balance in the case of a change of control of the Company. The Plan is administered in compliance with the new rules and guidance under section 409A of the IRC.

Perquisites

The Committee provides benefits to the Company’s executive officers, including a supplemental retirement benefit for which benefits were frozen during 2007, and the eligibility to participate in the Deferred Compensation Plan.

Tax Considerations (Policy Regarding Section 162(m))

The Company’s policy on the tax deductibility of compensation is to maximize deductibility to the extent possible without negating all of its discretionary power. To this end the Company has submitted complying plans for stockholder approval. Nevertheless, the Committee has occasionally taken actions that result in non-deductible compensation and it may do so again in the future when the Committee determines that such actions are in the Company’s best interests.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows for fiscal years 2009, 2008 and 2007 the compensation awarded, paid to, or earned by the Named Executive Officers.

Name and Principal Position	Year	Salary1 ($)	Bonus ($)	Stock Awards2 ($)	Option Awards3 ($)	Non-Equity Incentive Plan Compensation4 ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings5 ($)	All Other Compensation6 ($)	Total Compensation
Steven M. Klosk	2009	$450,000	$0	$0	$0	$386,190	$58,616	$11,025	$905,831
President & Chief Executive	2008	$431,634	$0	$438,528	$283,500	$0	$129,718	$5,818,681	$7,102,061
Officer	2007	$396,567	$900,000	$254,915	$50,700	$460,600	$45,779	$22,928	$2,131,489

Gregory P. Sargen	2009	$341,676	$0	$0	$0	$293,226	$0	$25,115	$660,017
Vice President and Chief Financial	2008	$306,946	$0	$147,976	$185,000	$0	$0	$20,080	$660,002
Officer	2007	$295,587	$500,000	$61,875	$43,095	$345,450	$0	$21,801	$1,267,808

F. Michael Zachara	2009	$203,167	$0	$0	$84,750	$82,000	$0	$9,143	$379,060
Vice President, General Counsel &
Corporate Secretary

Paolo Russolo7	2009	$362,284	$0	$0	$118,650	$253,599	$0	$265,402	$999,935
President, Cambrex Profarmaco	2008	$382,538	$0	$188,789	$81,500	$0	$0	$177,665	$830,492
	2007	$356,434	$679,829	$203,728	$43,095	$440,732	$0	$107,572	$1,831,390

Aldo Magnini7	2009	$299,581	$0	$0	$84,750	$209,707	$0	$139,948	$733,986
Managing Director, Cambrex
Profarmaco	2008	$316,330	$0	$145,222	$40,750	$0	$0	$27,980	$530,282

1
Salary. Cambrex’s fiscal year ends December 31. Except for Mr. Zachara, no base salary increases were awarded in fiscal year 2009. Messrs. Klosk’s and Sargen’s salaries reflect full-year impact of increases awarded in 2008. Messrs. Russolo’s and Magnini’s salaries are paid in Euros.

2
Stock Awards. There were no stock awards granted in 2009. Restricted stock units granted as part of the 2009 incentive award were granted on February 1, 2010. See footnote 4 below. 2008 and 2007 amounts have been restated to reflect the grant date value of awards granted in those fiscal years.

3
Option Awards. The 2009 amounts reflect option awards granted in fiscal year 2009. The award values are calculated based on the full number of options granted at the grant date Black Scholes fair value per share that the Company uses to calculate compensation expense. The assumptions for the valuation are set forth in the Form 10-K filed with the SEC on February 11, 2010. 2008 and 2007 amounts have been restated using the same method described above. The assumptions used in arriving at the Black Scholes fair value per share are set forth in the Forms 10-K filed on February 19, 2009 and February 27, 2008, respectively.

4
Non-Equity Incentive Plan Compensation. The 2009 amounts reflect the cash portion of incentive plan awards paid in February 2010 for fiscal year 2009 performance. Thirty percent of the total plan awards to Messrs. Klosk, Sargen, Russolo and Magnini were in the form of restricted stock units that vest ratably over a three year period, becoming unrestricted on February 1, 2013. The grant date value at the closing stock price of those awards are as follows: Mr. Klosk $165,513, Mr. Sargen $125,669, Mr. Russolo $108,523, and Mr. Magnini $89,472.

5
Change in Pension Value and Non-Qualified Deferred Compensation Earnings. This column shows the aggregate change in the actuarial present value of the named executive officer’s accumulated benefits under all of our defined benefit pension plans in which they participate. For more information regarding accrued benefits under our pension plans, see the “Pension Benefits” table on page 19.

6
All Other Compensation. The amounts shown include the following benefits provided to the named executive officers: For Mr. Klosk, includes savings plan match of $11,025. For Mr. Sargen, includes savings plan match of $11,025, and dividends on restricted stock units of $14,090. For Mr. Zachara, includes savings plan match of $9,143. For Mr. Russolo, includes insurance premiums of €4,324 ($6,025), automobile allowance of €18,446 ($25,703), phone allowance of €2,635 ($3,672), dividends on restricted stock units of $154,441, and €54,228 ($75,561) paid pursuant to an employment arrangement assumed by the Company as part of its acquisition of Cambrex Profarmaco Milano S.r.l. For Mr. Magnini, includes insurance premiums of €5,746 ($8,006), automobile allowance of €16,233 ($22,619), phone allowance of €4,331 ($6,035), and dividends on restricted stock units of $103,288. The 2008 amount for Mr. Klosk includes a lump sum payment made pursuant to an agreement signed in May 2008 to buy-out his previous employment agreement. Dividends on restricted stock units of $263,116 and interest of $120,939 on payments deferred in accordance with section 409A of the IRC were added to the previously reported amount.

7
Messrs. Magnini's and Russolo’s base salaries were €215,000 and €260,000 respectively. For purposes of computing Base Salary we used an average exchange rate (for calendar year 2009) of 1.3934 dollars per euro.

Grant of Plan-Based Awards Table

The following table contains information concerning each grant of an award made to each of the Named Executive Officers for 2009 under any plan:

									All other	All other
									Stock	Option		Grant Date
			Estimated Future Payouts Under			Estimated Future Payouts Under			Awards:	Awards:	Exercise	Closing	Grant Date
			Non-Equity Incentive Plan Awards1			Equity Incentive Plan Awards2			Number of	Number of	or Base	Price of	Fair Value of
									Shares of	Securities	Price of	Shares	Stock and
									Stock or	Underlying	Option	Underlying	Option
		Grant		Target		Threshold	Target	Maximum	Units	Options3	Awards4	Awards5	Awards6
Name		Date	Threshold ($)	($)	Maximum ($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
Steven M. Klosk			$225,000	$337,500	$900,000
	PSA	05/14/08				21,500	43,000	86,000					$241,230
Gregory P. Sargen			$170,838	$256,257	$683,352
F. Michael Zachara			$41,000	$82,000	$164,000
	NQSO	10/28/09								25,000	$6.16	$5.89	$84,750
Paolo Russolo			$181,142	$271,713	$724,568
	NQSO	10/28/09								35,000	$6.16	$5.89	$118,650
Aldo Magnini			$149,791	$224,686	$599,162
	NQSO	10/28/09								25,000	$6.16	$5.89	$84,750

1
Non-Equity Incentive Plan amounts reflect threshold, target and maximum award amounts established for fiscal year 2009. The actual amounts earned are reported on the Summary Compensation Table. Additional information on the performance metrics applicable to these awards is included in the Compensation Discussion and Analysis.

2
Equity Incentive Plan Awards reflects the performance share award granted to Mr. Klosk upon his promotion to CEO in 2008. Details of the performance criteria are included in the Compensation Discussion and Analysis.

3	Option awards vest ratably over four years.
4	Option exercise price is calculated as an average of the high and low trading price on the date that the option is awarded.
5
Represents grant date value of RSUs and closing price of shares underlying option grants. The company determines option exercise price using the average of the high and low trading price of the shares on the date the option is awarded.

6
Grant date fair value of Mr. Klosk’s performance share award is calculated based on a target award of 43,000 shares at the fair market value of Cambrex stock on the grant date. Fair market value is calculated as an average of the high and low trading price on the grant date. Stock option awards values are calculated using the Black-Scholes value used to calculate compensation expense. The assumptions for the valuation are set forth in the Form 10-K filed with the SEC on February 11, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding stock options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2009.

	Option Awards					Stock Awards
								Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested5
		Number of Shares Underlying unexercised Options (#)

Name	Grant Date	Exercisable	Unexercisable1	Option Exercise Price2	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested3	Market Value of Shares or Units of Stock That Have Not Vested4
Steven M. Klosk	05/25/00	50,000	—	$29.6250	5/25/2010
	07/27/06	8,500	—	$7.3900	7/27/2013
	07/26/07	10,000	—	$13.7500	7/26/2014
	05/14/08	37,500	112,500	$5.6050	5/14/2015			43,000	$239,940
Gregory P. Sargen	07/27/06	1,875	625	$7.3900	7/27/2013
	07/26/07	4,250	4,250	$13.7500	7/26/2014	4,500	$25,110
	01/24/08					10,423	$58,160
	04/23/08	25,000	75,000	$5.5100	4/23/2015
F. Michael Zachara	05/19/08	2,500	7,500	$6.0200	5/19/2015
	10/27/08	3,750	11,250	$4.3950	10/27/2015
	10/28/09	—	25,000	$6.1600	10/28/2016
Paolo Russolo	05/25/00	30,000	—	$29.6250	5/25/2010
	07/27/06	6,375	2,125	$7.3900	7/27/2013
	01/24/07					2,180	$12,164
	07/26/07	4,250	4,250	$13.7500	7/26/2014	4,500	$25,110
	01/24/08					13,297	$74,197
	10/27/08	12,500	37,500	$4.3950	10/27/2015
	10/28/09	—	35,000	$6.1600	10/28/2016
Aldo Magnini	07/27/06	2,500	1,250	$7.3900	7/27/2013
	01/24/07					1,988	$11,093
	07/26/07	3,000	3,000	$13.7500	7/26/2014	3,000	$16,740
	01/24/08					10,229	$57,078
	10/27/08	6,250	18,750	$4.3950	10/27/2015
	10/28/09	—	25,000	$6.1600	10/28/2016

1
Stock option awards vest 25% per year over a four year period. The unexercisable shares will become fully vested and exercisable as follows: 2006 awards on 7/27/2010, 2007 awards on 7/26/2011, April 2008 awards on 4/23/2012, May 2008 awards on 5/14/2012, October 2008 awards on 10/27/2012, and 2009 awards on 10/28/2013.

2	The exercise price of option awards is calculated as an average of the high and low trading price of Cambrex stock on the date that the Compensation Committee approved the grant.
3
Restricted stock units granted in July 2007, as part of a combined equity award, become fully vested on 7/26/2010. RSUs granted in January 2008, as part of the 2007 annual incentive award, become fully vested and unrestricted on 1/24/2011.

4	The market price of unvested restricted stock units is calculated using the closing price of Cambrex stock on December 31, 2009.
5
Market value assumes a target performance share award at the closing price of Cambrex stock on December 31, 2009. Mr. Klosk can receive a maximum award of up to 86,000 shares dependent on the Company’s level of revenue and EBITDA growth over the three year period beginning July 1, 2008, as compared to an index of peer companies. If actual performance at the end of the three year term is at the target level, he will receive 43,000 shares and at the minimum, 21,500 shares. If performance is below the minimum threshold, no shares will be awarded. Further information on Mr. Klosk’s performance share award is included in the Compensation Discussion and Analysis.

Option Exercises and Stock Vested

The following table discloses each exercise of stock options and similar instruments, and each vesting of restricted stock units during fiscal year 2009 for each Named Executive Officer:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)1
Steven M. Klosk	—	$—	37,200	$470,692
Gregory P. Sargen	—	$—	6,211	$48,747
F. Michael Zachara	—	$—	—	$—
Paolo Russolo	—	$—	14,739	$196,252
Aldo Magnini	—	$—	10,871	$141,763

1	Based on 12/31/09 closing stock price plus accrued dividend equivalents.

Pension Benefits

The following table shows the pension benefits of the Named Executive Officers.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)1	Payments During Last Fiscal Year ($)2
Steven M. Klosk	The Cambrex Pension Plan	15	$199,522	$—
	Supplemental Executive Retirement Plan	15	$427,358	$55,566
Gregory P. Sargen3	The Cambrex Pension Plan	—	$—	$—
	Supplemental Executive Retirement Plan	—	$—	$—
F. Michael Zachara3	The Cambrex Pension Plan	—	$—	$—
	Supplemental Executive Retirement Plan	—	$—	$—
Paolo Russolo3	The Cambrex Pension Plan	—	$—	$—
	Supplemental Executive Retirement Plan	—	$—	$—
Aldo Magnini3	The Cambrex Pension Plan	—	$—	$—
	Supplemental Executive Retirement Plan	—	$—	$—

1
Accrued benefit payments for the qualified plan are in the form of a single life annuity as of age 65 (Normal Retirement). Assumptions used to calculate Present Value: 5.9% discount rate and RP 2000 static PPA mortality table as prescribed by IRS.

2	In accordance with the SERP plan amendment effective January 1, 2009, Mr. Klosk received the first of 10 equal annual installments for his non-qualified benefits in January 2009.
3	Messrs. Sargen, Zachara, Magnini, and Russolo do not participate in the Cambrex Pension Plan or the Supplemental Executive Retirement Plan.

Non-Qualified Deferred Compensation

The following table shows the Non-Qualified Deferred Compensation amounts earned by the Named Executive Officers during fiscal year 2009:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Steven M. Klosk	$—	$—	$157,722	$—	$865,278
Gregory P. Sargen	$—	$—	$—	$—	$—
F. Michael Zachara	$—	$—	$—	$—	$—
Paolo Russolo	$—	$—	$—	$—	$—
Aldo Magnini	$—	$—	$—	$—	$—

Under the Deferred Plan, officers and key employees may elect to defer all or any portion of their pre-tax annual bonus and/or annual base salary (other than the minimum required Social Security contributions plus $10,000). The deferred amount is invested within the investment options available under the Cambrex Savings Plan. The Plan is administered in compliance with section 409A of the IRC.

Potential Payments Upon Termination or Change of Control

Severance Arrangements

In the event that Mr. Zachara’s employment is involuntarily terminated for reasons other than poor performance or Cause, he will be entitled to receive a severance payment equal to his regular base salary for up to 12 months, or until he secures equivalent employment, whichever occurs sooner.

In the event that Mr. Sargen’s employment is terminated involuntarily other than for Cause, or if he should voluntarily terminate his employment for Good Reason, he will be entitled to receive severance payments equal to his monthly base salary plus continuation of medical benefits for a period of up to nine months or until he secures other comparable employment, whichever occurs sooner.

For the purposes of these agreements, Cause is defined as misconduct, fraud, gross negligence or insubordination. Good Reason is defined as (i) relocation of the principal place at which job duties are to be performed to a location more than thirty-five miles from the current headquarters in East Rutherford, New Jersey, or (ii) there is a substantial reduction in responsibilities, authorities or functions from those which were assigned on date of hire, or (iii) there is a substantial reduction in base salary or benefits which is not part of a general reduction of substantially all of the like officers' compensation.

Change of Control Agreements

In February 2007, the Company entered into employment agreements with Messrs. Sargen and Russolo. These agreements were entered into in order to preserve management stability in the event of a threatened or actual change of control of the Company.

These agreements become effective upon a change of control of the Company (the “Effective Date”), which is defined as: (i) the acquisition by one person or a group of persons of 15% or more of the Company’s outstanding common stock or combined voting power; (ii) a change in a majority of the incumbent Board of Directors unless approved by the incumbent Board of Directors; (iii) a transaction which results in the stockholders of the Company immediately before the transaction not owning at least 50% of the Company’s common stock following the transaction; (iv) the sale of all or substantially all of the assets of the Company; or (v) any other event or series of events determined by the Board of Directors to constitute a change of control.

Following a change of control, the Company has agreed to employ the covered employees for a period of two years from the Effective Date (the “Employment Period”) in a commensurate position at a location not more the 35 miles from the location at the time of such change of control at a monthly base salary equivalent to the employee’s highest monthly base salary in the 12 months preceding such change of control and shall be eligible to receive an annual bonus on the same basis as any bonus paid in the fiscal year immediately preceding the change of control. During the employment period, the employee may be terminated for “cause”, which is defined as: (i) personal dishonesty or breach of fiduciary duty involving personal profit; (ii) the commission of a criminal act related to the performance of duties, or the disclosure of confidential information of the Company to a competitor; (iii) habitual intoxication by alcohol or drugs during working hours; or (iv) conviction of a felony.

During the Employment Period, the covered employees may terminate employment for “good reason”, which is defined as: (i) an office relocation of more than 35 miles; (ii) a substantial reduction in base salary, benefits or perquisites; (iii) a substantial reduction in responsibilities, authorities or functions; (iv) a substantial change in work conditions; or (v) failure to require a successor to assume the Company’s obligations under the agreement.

In addition, the employee may make a unilateral determination of termination for “good reason” with or without any change in employment conditions during the 30-day period immediately following the first anniversary of the Effective Date.

If a covered employee is terminated other than for death, disability or cause, or if a covered employee terminates for good reason, the Company shall pay to the employee a lump sum in cash of the following amounts:

(i)	to the extent not theretofore paid, the Employee’s Highest Base Salary through termination date; and
(ii)
the product of the highest Annual Bonus earned by the Employee during the two fiscal years immediately preceding the Date of Termination, or, if higher, the Employee’s Target Bonus after the date of this Agreement until an Annual Bonus has actually been earned and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is three hundred sixty-five (365); and

(iii)
the product of a fraction, the numerator of which is twenty-four minus the number of whole months worked following the first anniversary of the Effective Date and the denominator of which is twelve, multiplied by the employee’s highest annualized base salary; and

(iv)
the product of a fraction, the numerator of which is twenty-four less the number of months worked following the first anniversary of the Effective Date and the denominator of which is twelve, multiplied by the highest annual bonus earned by the employee during the prior two years provided that the Annual Bonus shall be his Target Bonus until an Annual Bonus has actually been earned; and

(v)	all previously deferred compensation plus any interest thereon and any accrued but unused vacation.

In addition, the Company shall continue all benefits to the covered employees for the balance of the Employment Period, and all outstanding equity awards shall vest and become exercisable upon termination of employment for good reason.

The change of control employment agreements also contain non-competition and non-disclosure of confidential information restrictions.  Further, with respect to Mr. Sargen, the change of control employment agreement also provides for a gross up of any taxes due under section 4999 of the Internal Revenue Code.  In the event that any lump sum cash payment is required to be deferred due to section 409A of the Internal Revenue Code, such payments will accrue interest at the rate of prime plus 1%.

Estimated Payments Upon Change of Control
On December 31, 2009

Gregory P. Sargen1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control

Cash Severance	$256,257	$256,257	$—	$—	$—	$—	1,521,145
Pro Rata Bonus	$—	$—	$—	$—	$—	$—	418,896
Stock Options 2	$—	$—	$—	$—	$—	$—	—
Restricted Stock Units 2	$—	$—	$—	$—	$—	$—	209,847
Health Care Benefits	$9,258	$9,258	$—	$—	$—	$—	26,168
Pension Benefits	$—	$—	$—	$—	$—	$—	—
Savings Plan Benefits	$—	$—	$—	$—	$—	$—	22,725

Life Insurance
Proceeds/Disability Benefits	$—	$—	$—	$—	$—	$—	1,718
Tax Gross-Up 3	$—	$—	$—	$—	$—	$—	841,848
Total	265,515	265,515	—	—	—	—	3,042,347

1	Estimate assumes that Mr. Sargen’s employment is terminated on December 31, 2010, and that he is entitled to a 12 month pro rata bonus.
2	The present value of unvested stock option shares and restricted stock units is calculated using the closing price of Cambrex stock on December 31, 2009.
3	Tax gross-up does not factor in any valuation for covenant not to compete.

Paolo Russolo 1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control

Cash Severance	$—	$—	$—	$—	$—	$—	$1,449,136
Pro Rata Bonus	$—	$—	$—	$—	$—	$—	$362,284
Stock Options 2	$—	$—	$—	$—	$—	$—	$—
Restricted Stock Units 2	$—	$—	$—	$—	$—	$—	$245,715
Health Care Benefits	$—	$—	$—	$—	$—	$—	$12,050
Other Perquisites 3	$—	$—	$—	$—	$—	$—	$58,749
Total	$—	$—	$—	$—	$—	$—	$2,127,934

1	Estimate assumes that Mr. Russolo’s employment is terminated on December 31, 2010, and that he is entitled to a 12 month pro rata bonus.

2	The present value of unvested stock option shares and restricted stock units is calculated using the closing price of Cambrex stock on December 31, 2009.

3	Amount reflects the value for 24 months of auto benefits.

Steven M. Klosk1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control

Cash Severance	$—	$—	$—	$—	$—	$—	$—
Pro Rata Bonus	$—	$—	$—	$—	$—	$—	$—
Stock Options	$—	$—	$—	$—	$—	$—	$—
Restricted Stock Units	$—	$—	$—	$—	$—	$—	$—
Performance Based
Equity Awards 2	$113,305	$—	$—	$—	$—	$—	$113,305
Health Care Benefits	$—	$—	$—	$—	$—	$—	$—
Pension Benefits	$—	$—	$—	$—	$—	$—	$—
Nonqualified Deferred
Compensation	$—	$—	$—	$—	$—	$—	$—
Total	$113,305	$—	$—	$—	$—	$—	$113,305

1	In May of 2008, Mr. Klosk entered into an agreement with Cambrex to retire his Change of Control Agreement. Mr. Klosk is no longer covered by any employment/change of control agreement.
2
If terminated other than for cause, the vesting of Mr. Klosk’s performance shares would accelerate, and he would be entitled to a pro-rated payment.  This amount is calculated based on a partially vested target award of 43,000 shares at the closing price of Cambrex stock on December 31, 2009.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

On February 2, 2010, the Board approved the following Non-Employee Director Compensation Program.  The Company will pay each non-employee director of the Company, except the Non-Executive Chairman, an annual retainer fee of $30,000.  The Chairperson of the Audit Committee will receive an additional annual retainer fee of $6,000 and the Chairpersons of the Compensation, Governance and Regulatory Affairs Committees will receive an additional annual retainer fee of $2,000.  In addition, as approved by the Board in 2005, the Company will pay each non-employee director of the Company except the Non-Executive Chairman (i) $1,000 for each telephonic Board and Committee meeting attended, except that the Chairpersons of the Committees will each receive $1,500 for each telephonic Committee meeting chaired; and (ii) $1,500 for each in-person Board and Committee meeting attended, except that the Chairpersons of the Committees will each receive $2,000 for each in-person Committee meeting chaired. The fiscal year 2009 compensation for non-employee directors consisted of an annual retainer of $26,000 and the Chair of the Audit Committee received a further annual retainer of $5,000.  In addition, each non-employee director of the Company except the Non-Executive Chairman (i)  received $1,000 for each telephonic Board and Committee meeting attended, except that the Chairperson of the Compensation, Audit, Regulatory Affairs and Governance Committees received $1,500 for each telephonic Committee meeting chaired; and (ii)  received $1,500 for each in-person Board and Committee meeting attended, except that the Chairperson of the Compensation, Audit, Regulatory Affairs and Governance Committees  received $2,000 for each in-person Committee meeting chaired.  Effective July 1, 2008, Mr. Miller was appointed Non-Executive Chairman of the Board of Directors and receives $200,000 per year in compensation in that capacity.  Mr. Miller, as Non-Executive Chairman of the Board of Directors, received $200,000 in compensation for 2009. Mr. Miller does not receive any separate Board or committee meeting fees. Directors also receive reimbursement for expenses incurred in connection with meeting attendance. Employees of the Company who are also directors will not receive any separate fees for acting as directors.

Pursuant to the terms of the Non-Employee Director Program established by the Board under each of the 1996, 1998, 2001, and 2003 Performance Stock Option Plan and the 2004 Incentive Plan (the “Plans”), each new non-employee director had been awarded an option to purchase 2,000 shares of the Company’s Common Stock upon election as a director. The Plans further provided that each non-employee director received a grant of options to purchase 2,000 shares of Common Stock at the first meeting of the Board following each Annual Meeting of Stockholders of the Company. Each such option had a per share exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Options granted to non-employee directors were non-qualified options with a seven-year term. Each option became exercisable six months after the date of grant, subject to acceleration upon a change in control. By unanimous Consent effective March 31, 2008, the Board resolved that effective January 1, 2008, no non-employee director shall receive a stock option award under the terms of the Non-Employee Director Program of the Plans as such option award Program is described above. Such Consent further established a new Directors’ Equity Program which provides that on the last business day of each calendar quarter, commencing on March 31, 2008, each non-employee director shall receive an award of restricted stock units equivalent in value to Four Thousand Dollars ($4,000), such number of restricted stock units to be determined by dividing the sum of Four Thousand Dollars ($4,000) by the closing share price on the date of the award rounded down to the nearest full share, provided that such restricted stock units shall neither vest nor be available for sale until a period of six (6) months from the date of grant.

On February 2, 2010, the Board approved a revision to the Directors’ Equity Program whereby, effective in 2010, on the first business day following the Annual Meeting of Shareholders, each non-employee director shall receive an annual award of restricted stock units (currently granted out of the 2009 Long-Term Incentive Plan) equivalent in value to Twenty Thousand Dollars ($20,000), such number of restricted stock units to be determined by dividing the sum of Twenty Thousand Dollars ($20,000) by the average of the highest and lowest reported sales prices of the Company’s stock as reported on the New York Stock Exchange or other principal exchange on which the common stock is then listed on the date of the award, provided that such restricted stock units shall neither vest nor be available for sale until a period of six (6) months from the date of grant.

The amount of cash retainer, meeting fees and Chair fees each non-employee Board member earned during fiscal year 2009 are summarized in the table below.

Name	Fees Earned ($)		RSU Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation	All Other Compensation ($)	Total ($)
David R. Bethune	$37,500		$16,003.93				$53,503.93
Rosina B. Dixon	$49,500		$16,003.93				$65,503.93
Roy W. Haley	$50,000	1	$16,003.93				$66,003.93
Kathryn Rudie Harrigan	$42,000		$16,003.93				$58,003.93
Leon J. Hendrix, Jr.	$46,000	1	$16,003.93				$62,003.93
Ilan Kaufthal	$39,500		$16,003.93				$55,503.93
William B. Korb	$52,000	1	$16,003.93				$68,003.93
John R. Miller	$200,000		$16,003.93				$216,003.93
Peter G. Tombros	$47,000		$16,003.93				$63,003.93

1	The three directors above have elected to defer their cash remuneration for the year 2009.

Under the Non-Employee Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”) each non-employee director may make an election to defer some or all of his or her cash remuneration for that year. Under the Deferred Compensation Plan, an unfunded deferred compensation bookkeeping account is established for each director who elects to defer cash remuneration otherwise payable during the year. Upon the director ceasing to be a director for any reason, the balance of such director’s deferred account shall be payable in accordance with the director’s election made pursuant to the Deferred Compensation Plan.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected BDO Seidman, LLP (“BDO”) to be the Company’s independent registered public accountants for 2010, subject to the ratification of the stockholders.

A representative of BDO is expected to be present at the meeting, will be afforded an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

This proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on this vote.

The Board of Directors recommends a vote FOR the proposal.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Cambrex for each of the fiscal years ended December 31, 2009, and December 31, 2008, by the Company’s independent registered public accounting firm, BDO, for Audit, Audit-Related, Tax and All Other Fees:

	BDO Fees December 31, 2009	BDO Fees December 31, 2008
Audit Fees	$1,163,401	$1,294,327
Audit-Related Fees	$8,500	$35,000
Tax Fees	$14,347	$—
All Other Fees	$—	$—
Totals	$1,186,248	$1,329,327

AUDIT FEES

Aggregate Audit fees billed for professional services rendered by BDO in connection with its audit of the Company’s financial statements were $1,163,401 for fiscal year ended 2009 and $1,294,327 for fiscal year ended 2008. Such fees also include BDO’s internal control review, quarterly reviews and statutory and attestation required pursuant to the Sarbanes-Oxley Act and the securities regulations.

AUDIT-RELATED FEES

Aggregate Audit-Related fees billed for professional services rendered by BDO in connection with assurance and related services reasonably related to the audit and review of the Company’s financial statements were $8,500 for fiscal year ended 2009 for agreed upon procedures and $35,000 for fiscal year ended 2008 for agreed upon procedures related to the Company’s intercompany accounting and the Company’s project to streamline its legal structure.

TAX FEES

Aggregate tax fees billed for professional services rendered by BDO in connection with assurance and related services were $14,347 for fiscal year ended 2009 and zero for fiscal year ended 2008.

ALL OTHER FEES

BDO did not perform any services classified as All Other Fees during the fiscal years ended 2009 and 2008 and there were no billings for such services.

Audit Committee Pre-Approval Policy

In fiscal year 2003, the Audit Committee established a policy for pre-approval of all audit and permissible non-audit services performed by the independent registered public accountants (“Policy”). Under the Policy, the Audit Committee will approve the following Audit and Audit-Related Services prior to each engagement, along with a fee amount: (i) domestic quarterly reviews and the annual financial statement audit; (ii) statutory or financial audits for international subsidiaries or affiliates of the Company; (iii) the attestation engagement for the independent registered public accountants’ report on Management’s assertion on internal controls for financial reporting; (iv) financial audits of employee benefit plans; and (v) due diligence services pertaining to potential business acquisitions and dispositions. On an annual basis, the Audit Committee will pre-approve a blanket amount to authorize the following Audit and Audit-Related Services: (i) consultations related to accounting, financial reporting or disclosure matters; (ii) assistance with understanding and implementing new accounting and financial reporting guidance; and (iii) assistance with internal control reporting requirements and also Permissible Non-Audit Services, including tax services. Further, management will provide a quarterly update to the Committee detailing actual spending by quarter and year-to-date for any services rendered under such pre-approval. Under the Policy, the Audit Committee has delegated pre-approval authority to the Committee Chairperson for permissible services and fees up to a maximum of $25,000. The Committee Chairperson will report to the entire Audit Committee any services and fees approved pursuant to such delegation of authority.

During fiscal year 2009, all services rendered were approved pursuant to the Policy. Further, during fiscal years 2009 and 2008, there were no services performed or fees incurred by BDO where pre-approval was waived pursuant to the statutory de minimis exception.

The Audit Committee has reviewed the billings by BDO and has determined that they do not affect the auditor’s independence.

STOCKHOLDER PROPOSALS FOR 2011

To be eligible for inclusion in the Company’s Proxy Statement for the 2011 Annual Meeting, stockholder proposals must be received by the Company’s Secretary no later than the close of business on November 22, 2010. Proposals must satisfy certain eligibility requirements established by the Securities and Exchange Commission.

Under the Company’s By-Laws, any stockholder wishing to present a nomination for the office of director before the 2011 Annual Meeting for a vote must give notice to the Company on or prior to January 22, 2011; any stockholder wishing to bring a proposal or other business before the 2011 Annual Meeting for a vote must give the Company not less than 60 days nor more than 90 days advance notice (provided that in the event that less than 70 days notice or prior public disclosure of the date of the 2011 Annual Meeting is given or made to stockholders, notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the 2011 Annual Meeting was mailed or such public disclosure was made) prior to the date of the 2011 Annual Meeting (which date has not yet been determined by the Company), and that both such notices must meet certain other requirements as stated in the Company’s By-Laws. Any stockholder interested in making such a nomination or proposal should request a copy of such By-law provisions from the Secretary of Cambrex Corporation. If the Company does not receive notice of a stockholders proposal within this time frame, the individuals named in the proxies solicited by the Board of Directors for that meeting may exercise discretionary voting power with respect to that proposal.

MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS

We will deliver promptly upon written or oral request a separate copy of the proxy statement and annual report to any stockholder at a shared address to which a single copy of these materials were delivered. To receive a separate copy of these materials, you may contact Investor Relations at 201-804-3000.

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we are delivering only one copy of the proxy statement and annual report to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs and fees.

If you are a holder of our Common Stock as of the record date and would like to revoke your householding consent and receive a separate copy of the proxy statement and the annual report in the future, please contact your Bank, Broker or other holder of record. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any stockholders of record sharing the same address and currently receiving multiple copies of the annual report and the proxy statement who wish to receive only one copy of these materials per household in the future, may contact Investor Relations at the number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By Order of the Board of Directors.
/s/ F. Michael Zachara
F. Michael Zachara,
Secretary

UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 2009. REQUESTS SHOULD BE DIRECTED TO MR. GREGORY SARGEN, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, CAMBREX CORPORATION, ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NJ 07073. SUCH REPORT WILL BE FURNISHED WITHOUT EXHIBITS. COPIES OF THE EXHIBITS TO SUCH ANNUAL REPORT WILL BE FURNISHED TO REQUESTING STOCKHOLDERS UPON PAYMENT OF THE COMPANY’S REASONABLE EXPENSES IN FURNISHING THE SAME.

IN ADDITION, THIS PROXY STATEMENT IS AVAILABLE ONLINE AT: http://ir.cambrex.com/phoenix.zhtml?c=80683&p=irol-proxy

ANNUAL MEETING OF STOCKHOLDERS OF

CAMBREX CORPORATION

April 22, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://ir.cambrex.com/phoenix.zhtml?c=80683&p=irol-proxy

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â   Please detach along perforated line and mail in the envelope provided.   â

■ 20930000000000000000 3	042210

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒
					FOR	AGAINST	ABSTAIN
1. Election of Directors:		NOMINEES:	2.	Ratification of the appointment of BDO Seidman, LLP as independent registered public accountants for 2010	☐	☐	☐
☐	FOR ALL NOMINEES	¡ David R. Bethune ¡ Rosina B. Dixon
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Kathryn Rudie Harrigan ¡ Leon J. Hendrix, Jr.
☐	FOR ALL EXCEPT (See instructions below)	¡ Ilan Kaufthal ¡ Steven M. Klosk ¡ William B. Korb ¡ John R. Miller ¡ Peter G. Tombros
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

CAMBREX CORPORATION

Solicited by Board of Directors for 2010 Annual Meeting of Stockholders

The undersigned stockholder of Cambrex Corporation, (the "Company") hereby appoints S.M. Klosk G.P. Sargen and F. M. Zachara, and each of them acting singly and each with power of substitution and resubstitution, attorneys and proxies of the undersigned, with all the powers the undersigned would possess if personally present, to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders of the Company to be held on April 22, 2010 at 1:00 p.m. at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey and any adjournment thereof. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote as indicated on the reverse side hereof on the proposals set forth in the Notice of Annual Meeting of Stockholders of the Company and accompanying Proxy Statement, each dated March 29, 2010.

THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE 9 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF SAID MEETING (PROPOSAL NO. 1), and "FOR" RATIFICATION OF THE SELECTION OF ACCOUNTANTS (PROPOSAL NO. 2)

(Continued and to be signed on the reverse side)